This  is  to  certify  that  those
articles  are  effective  on
December  19,  1994

                            ARTICLES OF INCORPORATION


1.     The  name  of  the  corporation  is:

       TAGALDER  CORPORATION

2.     The  address  of  the  registered  office  is:

       44  Addington  Cres.
       Bramalea,  Ontario
       L6T  2R3
       Town  of  Bramalea
       in  the  Regional  Municipality  of  Peel

3.     Number  (or  minimum  and  maximum  number)  of  directors  is:

       Minunum  of  one(1)  /  Maximum  of  five(5)

4.     The  first  director(s)  is/  are:

       Name                     Residence  Address               Resident
                                                                Canadian
                                                                Yes  or  No

       Marina  Ushycky          563  Castlefield  Avenue          Yes
                                Toronto,  Ontario
                                M5N  1L7

5. Restriction, if any, on business the corporation may carry on or on powers the corporation may exercise:

       None

6. The classes and any maximum number of shares that the corporation is authorized to issue.

       Unlimited  common  shares  without  par  value.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

       Not  applicable

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

No shares of the Corporation, after having been issued, shall be transferred without the approval of the directors of the Corporation as evidenced by resolution of the directors.

9.     Other  provisions,  if  any,  are:

     1. That the directors of the Corporation shall hold office for a term of one year and that the election of Directors shall take place annually;

     2. That meetings of the Board of Directors and the Executive Committee, if any, of the Corporation may be held at any place within or outside of Ontario;

     3. That the number of Shareholders of the Corporation exclusive of persons who are in its' employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in the employment and having continued after the termination of that employment, to be Shareholder of the Corporation is limited to not more than fifty. Two or more persons who are joint registered owners of one or more share being counted as one Shareholder.

     4. That any invitation to the public to subscribe for securities of the Corporation is prohibited.

     5. That subject to the provisions of the Business Corporations Act, 1982, the Corporation may purchaser any of its common shares out of surplus, which shares will be cancelled.

     6. Neither the President or any other officer of the Corporation, except the Chairman of the Board, need to be a Director of the Corporations.



10.     The  names  and  address  of  the  Incorporators  are:

Marina  Ushycky          563  Castlefield  Avenue
Toronto,  Ontario
                    M5N  1L7

These  articles  are  signed  in  duplicate

/s/ Marine Ushychy
---------------------
Signature  of  Incorporators

                       CONSENT TO ACT AS A FIRST DIRECTOR



I,                            Marina  Ushycky
        -----------------------------------------------------------------------
                (First name, initials, and surname)

residing at   563 Castlefield Avenue, Toronto, Ontario. M5N 1L7.
           --------------------------------------------------------------------
              (Street & No R R  No.,  Municipally  &  Postal  Code)


hereby  consent  to  act  as  a  first  director  of

                      Tagalder  Corporation
--------------------------------------------------------------------------------
                     (Name  of  Corporation)




                                          /s/  Marina  Ushycky
                                          ------------------------------
                                          Signature  of  the  Consenting  Person

This  is  to  Certify  that  these  articles  are  effective  on

October  16,  1995


ARTICLES  OF  REVIVAL

1.     Name  of  dissolved  corporation:

L'AIR  D'OR  CORPORATION

2.     Name  under  which  the  corporation  is  to  be  revived
     (if  other  than  the  name  at  dissolution:)

3.     Date  of  incorporation/amalgamation:

16/08/1961
----------
(Day,  Month,  Year)

4.     Date  of  dissolution

18/06/1994
----------
(Day,  Month,  Year)

5.     The  address  of  the  registered  office  is:

70  University  Avenue,  Suite  250
-----------------------------------
(Street  &  Number  or  R.R.  Number)

Toronto,  Ontario                                             M5J  2M4
-------------------------------------------------------------------------------
Name  of  Municipality  or  Post  Office)                 (Postal  Code)

6.      The  following  terms  and  conditions  have  been  complied  with

(a) All notices required to be filed by the corporation under the Corporations
Information Act, have been filed and all other defaults of the corporation to the date of dissolution have been remedied.

(b) all documents required to be filed by the corporation under Ontario tax statutes have been filed and all defaults of the corporation under the tax statutes have been remedied.

7. Immediately before dissolution the interest of the applicant in the corporation was:

As  a  shareholder

8.     The  reasons  for  requesting  revival  of  the  corporation  are:

To  allow  it  to  continue  its  operations.


These  articles  are  signed  in  duplicate.

/s/  Fred  Rahn
---------------
313  Hendricks  Isle
Fort  Lauderdate  Florida



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